Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Monday, April 24, 2006		Director, Investor Relations
408 540-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
408 540-3931

Netflix Announces Q1 2006 Financial Results

Subscribers – 4.9 million

Revenue – $224.1 million

Churn – 4.1 percent

GAAP Net Income – $ 4.4 million

LOS GATOS, Calif., April 24, 2006 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the first quarter ended March 31, 2006.

“Our record first-quarter performance provides additional evidence of the strength of our business model and our market, and reinforces our confidence that we can achieve our aggressive goals for subscriber and earnings growth. It has also led us to increase our near-term guidance for subscriber and revenue growth,” said Reed Hastings, Netflix co-founder and chief executive officer.

“The simple fact is that our intense focus on providing the best customer experience, coupled with the operating and marketing efficiencies generated by our large subscriber base, is a powerful formula for long-term success.”

First-Quarter 2006 Financial Highlights

Revenue1 for the first quarter of 2006 was a record $224.1 million, representing 47 percent year-over-year growth from $152.4 million for the first quarter of 2005, and 16 percent quarter-over-quarter growth from $193.0 million for the fourth quarter of 2005.

[1]	The Company had previously recorded proceeds from sales of previously viewed DVDs and the related cost of DVDs sales as Sales revenue and Cost of sales revenue, respectively. The Company now records the net gain on sales of DVDs as a separate line item on the income statement. In the first quarter of 2006, sales from previously viewed DVDs was $2.5 million, compared to $1.7 million in the first quarter of 2005 and compared to $2.0 million in the fourth quarter of 2005. The cost of sales revenues for the first quarter of 2006 was $1.1 million, compared to $1.0 million in the first quarter of 2005 and compared to $1.2 million in the fourth quarter of 2005.

GAAP net income for the first quarter of 2006 was $4.4 million, or $0.07 per diluted share, compared to GAAP net loss of $8.8 million, or $0.17 per share, for the first quarter of 2005 and GAAP net income of $38.2 million, or $0.57 per diluted share, for the fourth quarter of 2005.

GAAP net income for the fourth quarter of 2005 included a benefit of the realized deferred tax assets of $34.9 million, related to the recognition of the Company’s deferred tax assets. Income before income taxes for the fourth quarter of 2005 was $4.4 million.

Non-GAAP net income was $6.4 million, or $0.10 per diluted share, for the first quarter of 2006, compared to non-GAAP net loss of $4.5 million, or $0.09 per share, for the first quarter of 2005 and non-GAAP net income of $41.5 million, or $0.62 per diluted share, for the fourth quarter of 2005.

Non-GAAP net income for the fourth quarter of 2005 included a benefit of the realized deferred tax assets of $34.9 million, related to the recognition of the Company’s deferred tax assets. Non-GAAP net income before realized deferred tax assets was $6.6 million.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Gross margin2 for the first quarter of 2006 was 33.8 percent, compared to 27.1 percent for the first quarter of 2005 and 37.2 percent for the fourth quarter of 2005.

Stock-based compensation. In accordance with SEC Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line item on our income statement. Stock-based compensation is now presented in the same lines as cash compensation paid to the same individuals. Stock-based compensation recognized in prior periods has been reclassified to conform with the presentation in the current period. In the first quarter, the charge related to stock-based compensation was $3.3 million, compared to $4.3 million in the first quarter of 2005 and compared to $3.3 million in the fourth quarter of 2005.

Free cash flow3 for the first quarter of 2006 was positive $11.7 million, compared to negative $8.9 million in the first quarter of 2005 and positive $24.3 million for the fourth quarter of 2005.

Cash provided by operating activities for the first quarter of 2006 was $57.6 million, compared to $29.4 million for the first quarter of 2005 and $63.7 million for the fourth quarter of 2005.

Subscriber acquisition cost4 for the first quarter of 2006 was $38.47 per gross subscriber addition, compared to $38.68 for the same period of 2005 and $41.17 for the fourth quarter of 2005.

Churn5 for the first quarter of 2006 was 4.1 percent, compared to 5.0 percent for the first quarter of 2005 and 4.0 percent for the fourth quarter of 2005. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Subscribers. Netflix ended the first quarter of 2006 with approximately 4,866,000 total subscribers, representing 61 percent year-over-year growth from 3,018,000 total subscribers at the end of the first quarter of 2005 and 16 percent sequential growth from 4,179,000 subscribers at the end of the fourth quarter of 2005. Net subscriber additions in the quarter were a record 687,000, compared to 408,000 for the same period of 2005 and 587,000 for the fourth quarter of 2005.

During the quarter Netflix acquired a record 1,377,000 gross subscriber additions, representing 46 percent year-over-year growth from 945,000 gross subscriber additions in the first quarter of 2005 and 19 percent quarter-over-quarter growth from 1,156,000 gross subscriber additions in the fourth quarter of 2005.

[2]	Gross margin is defined as revenue less cost of subscription and fulfillment expense. The Company had previously recorded fulfillment expense as an operating expense.
[3]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.
[4]	Subscriber acquisition cost is defined as the total marketing expense, which includes stock based compensation for marketing personnel, on the Company’s Statement of Operations divided by total gross subscriber additions during the quarter.
[5]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

Of the 4,866,000 total subscribers at quarter end, 97 percent, or 4,734,000, were paid subscribers. The other 3 percent, or 132,000, were free subscribers. Paid subscribers represented 96 percent of total subscribers at the end of the first quarter of 2005 and the fourth quarter of 2005.

Business Outlook

The Company’s performance expectations for the second quarter of 2006 and full-year 2006 are as follows:

Second-Quarter 2006

•	Ending subscribers of 5.1 million to 5.3 million

•	Revenue of $238 million to $242 million

•	GAAP net income of $9.5 million to $13.5 million

Full-Year 2006

•	Ending subscribers of at least 6.3 million, up from at least 5.9 million

•	Revenue of at least $990 million, up from at least $960 million

•	Pretax income of $50 million to $60 million[6]

•	GAAP net income of $29.5 million to $35.4 million

Float and Trading Plans

The Company estimates the public float at approximately 49,500,883 shares as of March 31, 2006, up 6 percent from 46,802,948 shares as of December 31, 2005, based on registered shares held in street name with the Depository Trust and Clearing Corporation. No outstanding shares are subject to a lock-up agreement of any kind. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from approximately 5:00 p.m. Pacific Time on April 24, 2006 through April 30, 2006. To listen to a replay, call (719) 457-0820, access code 6295054.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting, and, where specified, excludes the benefit of the realized tax assets. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

[6]	Pretax income is defined as income before income taxes as shown on the Company’s Statement of Operations, which line item includes stock-based compensation expense.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than four million subscribers access to over 60,000 DVD titles. The company offers a variety of subscription plans, starting at $9.99 a month. There are no due dates, no late fees and no shipping fees. DVDs are delivered for free by the USPS from regional shipping centers located throughout the United States. Netflix can reach more than 90 percent of its subscribers with generally one business-day delivery. Netflix offers personalized movie recommendations to its members and has more than one billion movie ratings. Netflix also allows members to share and recommend movies to one another through its FriendsSM feature. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue and GAAP net income for the second quarter of 2006 as well as subscriber growth, revenue, pre-tax income and GAAP net income for the full-year 2006. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular, managing our subscriber acquisition cost as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing, availability and effectiveness related to our advertising; fluctuations in consumer usage of our service, customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2005	December 31, 2005	March 31, 2006
Revenues	$152,446	$193,000	$224,126
Cost of revenues:
Subscription	93,986	101,967	126,220
Fulfillment expenses*	17,135	19,189	22,045

Total cost of revenues	111,121	121,156	148,265

Gross profit	41,325	71,844	75,861
Operating expenses:
Technology and development *	8,566	9,219	11,206
Marketing *	36,549	47,591	52,968
General and administrative *	6,688	13,024	8,292
Gain on disposal of DVDs	(695)	(788)	(1,387)

Total operating expenses	51,108	69,046	71,079

Operating income (loss)	(9,783)	2,798	4,782
Other income (expense):
Interest and other income	1,051	1,965	2,452
Interest and other expense	(38)	(353)	—

Income (loss) before income taxes	(8,770)	4,410	7,234
Provision for (benefit from) income taxes	44	(33,801)	2,830

Net income (loss)	$(8,814)	$38,211	$4,404

Net income (loss) per share:
Basic	$(.17)	$.70	$.08
Diluted	$(.17)	$.57	$.07
Weighted average common shares outstanding:
Basic	52,816	54,393	55,213
Diluted	52,816	66,962	66,456

Amortization of stock-based compensation included in expense line items:
Fulfillment	$441	$225	$260
Technology and development	1,411	951	965
Marketing	746	602	554
General and administrative	1,681	1,554	1,531

	$4,279	$3,332	$3,310

Reconciliation of Non-GAAP Financial Measures (Unaudited) Non-GAAP net income reconciliation:

Net income (loss)	$(8,814)	$38,211	$4,404
Add back:
Stock-based compensation	4,279	3,332	3,310
Income tax effect of stock-based compensation	—	—	(1,294)

Non-GAAP net income (loss)	$(4,535)	$41,543	$6,420

Non-GAAP net income (loss) per share:
Basic	$(.09)	$.76	$.12
Diluted	$(.09)	$.62	$.10
Weighted average common shares outstanding:
Basic	52,816	54,393	55,213
Diluted	52,816	66,962	66,456

*	Stock-based compensation recognized in the three months ended March 31, 2005 and December 31, 2005 has been reclassed to this expense line to conform with the presentation in the three months ended March 31, 2006.

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2005	March 31, 2006
Assets
Current assets:
Cash and cash equivalents	$212,256	$227,765
Prepaid expenses	7,848	4,233
Prepaid revenue sharing expenses	5,252	5,796
Deferred tax assets	13,666	12,090
Other current assets	4,669	5,436

Total current assets	243,691	255,320
DVD library, net	57,032	73,995
Intangible assets, net	457	445
Property and equipment, net	40,213	40,088
Deposits	1,249	1,290
Deferred tax assets	21,239	20,757
Other assets	800	1,050

Total assets	$364,681	$392,945

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63,491	$77,996
Accrued expenses	25,563	28,312
Deferred revenue	48,533	47,925

Total current liabilities	137,587	154,233
Deferred rent	842	912

Total liabilities	138,429	155,145
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2005 and March 31, 2006; 54,755,731 and 55,510,338 issued and outstanding at December 31, 2005 and March 31, 2006, respectively	55	55
Additional paid-in capital	315,868	323,012
Accumulated deficit	(89,671)	(85,267)

Total stockholders’ equity	226,252	237,800

Total liabilities and stockholders’ equity	$364,681	$392,945

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	March 31, 2005	December 31, 2005	March 31, 2006
Cash flows from operating activities:
Net income (loss)	$(8,814)	$38,211	$4,404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	1,938	2,616	3,609
Amortization of DVD library	22,006	24,848	27,281
Amortization of intangible assets	454	12	12
Stock-based compensation expense	4,279	3,332	3,310
Excess tax benefits from stock-based compensation	—	—	(690)
Loss on disposal of property and equipment	—	—	(23)
Gain on disposal of DVDs	(1,129)	(1,432)	(2,049)
Noncash interest expense	11	—	—
Deferred taxes	—	(34,905)	2,058
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	4,671	(7,737)	2,304
Accounts payable	2,857	19,540	14,505
Accrued expenses	2,550	5,159	3,439
Deferred revenue	527	14,133	(608)
Deferred rent	93	(33)	70

Net cash provided by operating activities	29,443	63,744	57,622

Cash flows from investing activities:
Purchases of property and equipment	(6,845)	(12,414)	(3,484)
Acquisitions of DVD library	(33,040)	(29,753)	(44,676)
Proceeds from sale of DVDs	1,694	2,040	2,481
Proceeds from disposal of property and equipment	—	—	23
Deposits and other assets	(177)	716	(291)

Net cash used in investing activities	(38,368)	(39,411)	(45,947)

Cash flows from financing activities:
Proceeds from issuance of common stock	365	5,815	3,144
Principal payments on notes payable and capital lease obligations	(79)	—	—
Excess tax benefits from stock-based compensation	—	—	690

Net cash provided by financing activities	286	5,815	3,834

Effect of exchange rate changes on cash and cash equivalents	—	222	—
Net increase (decrease) in cash and cash equivalents	(8,639)	30,370	15,509
Cash and cash equivalents, beginning of period	174,461	181,886	212,256

Cash and cash equivalents, end of period	$165,822	$212,256	$227,765

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$29,443	$63,744	$57,622
Purchases of property and equipment	(6,845)	(12,414)	(3,484)
Acquisitions of DVD library	(33,040)	(29,753)	(44,676)
Proceeds from sale of DVDs	1,694	2,040	2,481
Proceeds from disposal of property and equipment	—	—	23
Deposits and other assets	(177)	716	(291)

Non-GAAP free cash flow	$(8,925)	$24,333	$11,675

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended
	March 31, 2005	December 31, 2005	March 31, 2006
Subscriber information:
Subscribers: beginning of period	2,610	3,592	4,179
Gross subscribers additions: during period	945	1,156	1,377
Gross subscriber additions year-to-year change	24.3%	47.6%	45.7%
Gross subscriber additions quarter-to-quarter sequential change	20.7%	25.5%	19.1%
Less subscriber cancellations : during period	(537)	(569)	(690)
Subscribers: end of period	3,018	4,179	4,866
Subscribers year-to-year change	56.2%	60.1%	61.2%
Subscribers quarter-to-quarter sequential change	15.6%	16.3%	16.4%
Free subscribers: end of period	131	153	132
Free subscribers as percentage of ending subscribers	4.3%	3.7%	2.7%
Paid subscribers: end of period	2,887	4,026	4,734
Paid subscribers year-to-year change	56.7%	61.9%	64.0%
Paid subscribers quarter-to-quarter sequential change	16.1%	17.6%	17.6%
Churn	5.0%	4.0%	4.1%
Subscriber acquisition cost - Consolidated	$38.68	$41.17	$38.47
Margins:
Gross margin	27.1%	37.2%	33.8%
Operating margin	(6.4)%	1.4%	2.1%
Net margin	(5.8)%	19.8%	2.0%
Expenses as percentage of revenues:
Technology and development	5.6%	4.8%	5.0%
Marketing	24.0%	24.7%	23.6%
General and administrative	4.4%	6.7%	3.7%
Gain on disposal of DVDs	(0.5)%	(0.4)%	(0.6)%

Total operating expenses	33.5%	35.8%	31.7%
Year-to-year change:
Total revenues	52.7%	37.2%	47.0%
Fulfillment	51.6%	13.9%	28.7%
Technology and development	28.5%	26.5%	30.8%
Marketing	34.1%	63.1%	44.9%
General and administrative	37.3%	74.7%	24.0%
Gain on disposal of DVDs	90.9%	(22.0)%	99.6%
Total operating expenses	33.0%	60.9%	39.1%